Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company (the Company), dated March 20, 2020, included herein. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-1.
Our report relating to the Company’s financial statements, dated March 20, 2020, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
/s/ KPMG LLP
Columbus, Ohio
March 25, 2020